Exhibit 11.

                              TERA COMPUTER COMPANY
                          (A DEVELOPMENT STAGE COMPANY)
                        COMPUTATION ON NET LOSS PER SHARE
                                   (UNAUDITED)

                                                                       PERIOD FROM
                                                                       DECEMBER 7,
                                                                    1987 (INCEPTION)
                                      THREE MONTHS ENDED                 THROUGH
                                          MARCH 31,                     MARCH 31,
                                  1995                1996                1996
                              ------------        ------------        ------------
WEIGHTED AVERAGE SHARES
  OUTSTANDING                    1,415,650           3,925,007           1,192,376

NET LOSS                      $   (508,094)       $ (3,550,908)       $(18,518,659)

NET LOSS PER SHARE            $      (0.36)       $      (0.90)       $     (15.53)

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